CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 82 to the Registration Statement on Form N-1A of Spirit of America Energy Fund and to the use of our report dated January 28, 2026 on the financial statements and financial highlights of the Spirit of America Energy Fund, appearing in Form N-CSR for the year ended November 30, 2025, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 27, 2026